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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): JUNE 19, 2000
                                                  -------------


                          MICROSTRATEGY INCORPORATED
                          --------------------------
              (Exact Name of Registrant as Specified in Charter)


Delaware                            0-24435           51-0323571
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(State or Other Jurisdiction        (Commission       (IRS Employer
of Incorporation)                   File Number)      Identification No.)


8000 Towers Crescent Drive, Vienna, Virginia          22182
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(Address of Principal Executive Offices)             (Zip Code)

Registrant's telephone number, including area code: (703) 848-8600
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          ___________________________________________________________
         (Former Name or Former Address, if Changed since Last Report)
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Item 5.  Other Events.

     On June 19, 2000, MicroStrategy Incorporated (the "Company") issued 12,500 shares of its Series A Convertible Preferred Stock in a private placement to institutional investors. The Company estimates the net proceeds of the offering, after expenses, to be approximately $120.5 million. The Series A Convertible Preferred Stock is subject to the terms and conditions of the Certificate of Designations, Preferences and Rights attached hereto as Exhibit 3.1. Pursuant to a Registration Rights Agreement attached as Exhibit 10.1, the Company has agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the shares of Common Stock issuable pursuant to the terms of the Series A Convertible Preferred Stock. The terms of the private placement are more fully set forth in the Securities Purchase Agreement attached hereto as Exhibit 10.2.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

          (a)  Financial Statements.

                    Not applicable.

          (b)  Pro Forma Financial Information.

                    Not applicable.

          (c)  Exhibits

EXHIBIT             DESCRIPTION

3.1            Certificate of Designations, Preferences and Rights

10.1           Registration Rights Agreement

10.2           Securities Purchase Agreement

99.1           Press Release
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             MicroStrategy Incorporated
                                             (Registrant)


                                             By: /s/ Mark S. Lynch
                                             ---------------------
                                             Name:  Mark S. Lynch
                                             Title:  Vice President and
                                             Chief Financial Officer

Date:  June 19, 2000